Exhibit d 1 l

MainSTay Funds Trust

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of February, 2018, between the MainStay Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to: (i) remove the MainStay Epoch International Small Cap Fund; (ii) reflect revised management fees with respect to the MainStay Candriam Emerging Markets Equity Fund, MainStay Cushing Renaissance Advantage Fund, MainStay MacKay Emerging Markets Equity Fund, MainStay MacKay High Yield Municipal Bond Fund and MainStay MacKay Tax Free Bond Fund; and (iii) change the names of certain Funds as follows:

Former Name	New Name
MainStay California Tax Free Opportunities Fund	MainStay MacKay California Tax Free Opportunities Fund
MainStay Cornerstone Growth Fund	MainStay MacKay Growth Fund
MainStay Emerging Markets Debt Fund	MainStay MacKay Emerging Markets Debt Fund
MainStay Emerging Markets Equity Fund	MainStay MacKay Emerging Markets Equity Fund
MainStay High Yield Municipal Bond Fund	MainStay MacKay High Yield Municipal Bond Fund
MainStay International Opportunities Fund	MainStay MacKay International Opportunities Fund
MainStay New York Tax Free Opportunities Fund	MainStay MacKay New York Tax Free Opportunities Fund
MainStay S&P 500 Index Fund	MainStay MacKay S&P 500 Index Fund
MainStay Short Duration High Yield Fund	MainStay MacKay Short Duration High Yield Fund
MainStay Tax Advantaged Short Term Bond Fund	MainStay MacKay Tax Advantaged Short Term Bond Fund

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MAINSTAY FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Kirk C. Lehneis
Name:	Thomas Lynch	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

(As of February 28, 2018)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Absolute Return Multi-Strategy Fund	1.25% on all assets*
MainStay Balanced Fund	0.70% on assets up to $1 billion; 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay Conservative Allocation Fund	0.00%**
MainStay Cushing MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion
MainStay Cushing Renaissance Advantage Fund (Management fee change effective March 31, 2018)	1.10% on assets up to $500 million; and 1.05% on assets over $500 million
MainStay Cushing Energy Income Fund	0.95% on all assets
MainStay Epoch Capital Growth Fund	0.75% on all assets
MainStay Epoch Global Choice Fund	0.95% on assets up to $500 million; and 0.90% on assets over $500 million
MainStay Epoch Global Equity Yield Fund	0.70% on all assets
MainStay Epoch International Choice Fund	0.80% on assets up to $5 billion; 0.775% on assets from $5 billion to $7.5 billion; and 0.75% on assets over $7.5 billion
MainStay Epoch U.S. All Cap Fund	0.85% on assets up to $500 million; 0.825% on assets from $500 million to $1 billion; and 0.80% on assets over $1 billion
MainStay Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion

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FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Epoch U.S. Small Cap Fund	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion
MainStay Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
MainStay Growth Allocation Fund	0.00%**
MainStay Indexed Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion
MainStay MacKay California Tax Free Opportunities Fund	0.50% on all assets
MainStay MacKay Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay MacKay Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay MacKay High Yield Municipal Bond Fund	0.55% on assets up to $1 billion; 0.54% on assets from $1 billion to $3 billion; 0.53% on assets from $3 billion to $5 billion; and 0.52% on assets over $5 billion
MainStay MacKay International Opportunities Fund	1.10% on all assets
MainStay MacKay New York Tax Free Opportunities Fund	0.50% on all assets
MainStay MacKay S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay MacKay Short Duration High Yield Fund	0.65% on all assets
MainStay MacKay Tax Advantaged Short Term Bond Fund	0.45% on all assets
MainStay MacKay Total Return Bond Fund	0.50% on assets up to $1 billion; 0.475% on assets from $1 billion to $3 billion; and 0.465% on assets over $3 billion
MainStay MacKay U.S. Equity Opportunities Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay Moderate Allocation Fund	0.00%**
MainStay Moderate Growth Allocation Fund	0.00%**
MainStay Retirement 2010 Fund	0.10%

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FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Retirement 2020 Fund	0.10%
MainStay Retirement 2030 Fund	0.10%
MainStay Retirement 2040 Fund	0.10%
MainStay Retirement 2050 Fund	0.10%
MainStay Retirement 2060 Fund	0.10%

*The Manager agrees to waive the Fund’s management fee in an amount equal to any management fees paid to the Manager by the Fund’s Cayman Subsidiary, as defined in the Fund’s prospectus. The Manager may no terminate this agreement to waive management fees, which will remain in effect for as long as the Manager’s management agreement with the Fund’s Cayman Subsidiary is in place.

** The Manager will receive no fee from the Fund, although the parties acknowledge that the

Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.

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